UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

May 7, 2013
Date of Report (Date of earliest event reported)

S&W SEED COMPANY
(Exact Name of Company as Specified in Its Charter)

Nevada	001-34719	27-1275784
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification Number)

25552 South Butte Avenue
Five Points, CA   93624
(Address of Principal Executive Offices Including Zip Code)

(559) 884-2535
(Company's Telephone Number, Including Area Code)

       Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02    Results of Operations and Financial Condition.

On May 13, 2013, S&W Seed Company (the "Company") issued a press release entitled "S&W Announces Results for the Third Quarter of Fiscal Year 2013." The text of the press release is furnished as Exhibit 99.1.

The information in Exhibit 99.1 hereto shall not be deemed "filed" for the purposes of or otherwise subject to the liabilities under Section 18 of the Securities Exchange Act of 1934, as amended (the "Exchange Act"). Unless expressly incorporated into a filing of the Company under the Securities Act of 1933, as amended, or the Exchange Act made after the date hereof, the information contained in Exhibit 99.1 hereto shall not be incorporated by reference into any Company filing, whether made before or after the date hereof, regardless of any general incorporation language in such filing.

Item 2.06    Material Impairments.

Recently, due to weeding control practices, damage to a majority of the Company's stevia fields occurred and the Company believes it is unlikely that the existing stevia plants will produce the desired levels of leaf that will make it economically viable to continue farming these fields. On May 7, 2013, based on the Company's preliminary estimates of the damage to the stevia crops the Company determined to record an impairment charge of $1,840,209 and $2,140,209 for the three and nine months ended March 31, 2013, respectively.

The impairment charge will not result in any future cash expenditures.

Please refer to Item 2.02 and Exhibit 99.1 hereto for additional information regarding the Company's stevia business.

Item 9.01    Financial Statements and Exhibits.

(d) Exhibits

Exhibit	Description
99.1	Press Release dated May 13, 2013

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned thereunto duly authorized.

S&W SEED COMPANY

By: /s/ Matthew K. Szot

Matthew K. Szot
Senior Vice President and Chief Financial Officer

Date: May 13, 2013

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EXHIBIT INDEX

Exhibit	Description
99.1 *	Press Release dated May 13, 2013

*    Also provided in PDF format as a courtesy.